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                                                                EXHBIT 10.6



                           REAL ESTATE SALES AGREEMENT

     This REAL ESTATE SALES AGREEMENT ("Agreement") is entered into this ______ day of __________________ 19____, ("FINAL EXECUTION DATE") by and between GMRI, INC., A FLORIDA CORPORATION ("Seller"), having its principal place of business at 1751 Directors Row, Orlando, Florida 32809; and GULF COAST BANCORP, INC., A FLORIDA CORPORATION ("Buyer"), having its principal place of business at 4055 Tamiami Trail, Port Charlotte, Florida 33952.

1. PREMISES. Seller agrees to sell to Buyer and Buyer agrees to purchase from Seller, the Premises described in Exhibit "A" on the terms and conditions set out in this Agreement.
2. PURCHASE PRICE. The purchase price ("Purchase Price") for the Premises is Eight Hundred Seventy Five Thousand and No/100 Dollars ($875,000.00) to be paid as follows:
     a. $25,000.00 in cash, certified check or wire transfer of funds on the FINAL EXECUTION DATE as earnest money, to be deposited with and held in escrow by the title company used pursuant to Paragraph 6 hereof (the "Escrow Agent") in an interest bearing account for the benefit of the parties, the earnest money and interest ("Initial Deposit") will be credited against the Purchase Price at "Closing" as defined below; and
     b. $25,000.00 in cash, certified check, or wire transfer of funds on or before the sixtieth (60th) day following the FINAL EXECUTION DATE, as earnest money, to be deposited with and held in escrow by the title company used pursuant to paragraph 6 hereof (the "Escrow Agent") in an interest bearing account for the benefit of the parties, the earnest money and interest ("Second Deposit") will be credited against the Purchase Price at "Closing" as defined below; and
     c. The balance in cash, or wire transfer of funds upon the consummation of the sale of the Premises (the "Closing") which will take place on the "CLOSING DATE" (defined in Paragraph 7).
     d. Hereinafter, the "Initial Deposit" and "Second Deposit" shall be collectively referred to as "Deposit".
3.   CORPORATE APPROVAL. Intentionally Omitted.
4. SELLER'S REPRESENTATIONS AND WARRANTIES. Seller represents to Buyer as follows, which representations will be deemed reaffirmed by Seller to Buyer as of the CLOSING DATE:
     a. There are no parties in possession of any portion of the Premises other than Seller.
     b. There are no pending or, to the best of Seller's knowledge and belief, threatened condemnation or similar proceedings affecting the Premises, or any part thereof;
     c. Seller has the present full authority and power to execute this Agreement and to close the sale of the Premises; and
     d. Seller will provide good faith cooperation to Buyer in determining the matters set forth in Paragraph 6.
5. BUYER'S REPRESENTATIONS, WARRANTIES AND ACKNOWLEDGMENT. Buyer represents and warrants to Seller as follows, which representations and warranties will be deemed reaffirmed by Buyer to Seller as of the CLOSING DATE:
     a. Buyer has the present full authority and power to execute this Agreement and to close the purchase of the Premises;
     b. Buyer acknowledges and agrees that the Premises will be conveyed and transferred to Buyer "as is, where is, and with all faults", if any, and, except as expressly set forth in this Agreement, Seller does not warrant as to the merchantability, quantity, quality, condition, suitability or fitness of the Premises for any purpose whatsoever and will be under no obligation whatsoever to undertake any repairs, alterations or other work of any kind with respect to any portion of the Premises. Buyer also acknowledges and agrees that the provisions in this Agreement for inspection and investigation of the Premises are adequate to enable Buyer to make Buyer's own determination with respect to the merchantability, quantity, quality, condition and suitability or fitness of the Premises for any purpose. On the CLOSING DATE, Seller will be deemed released by Buyer of and from all liabilities, obligations and claims, known or unknown, that Buyer may have against Seller or that arise in the future based in whole or in part upon the presence of toxic or hazardous substances or other environmental contamination on or within the Premises as such terms or conditions may now or hereafter be defined or regulated by any federal, state or local law, ordinance, order, rule, regulation, code or other governmental restriction or requirement including, but not limited to the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C. Sec. 9601 et seq. ("CERCLA") and the Resource Conservation Act, as amended, 42 U.S.C. Sec. 6901 et seq. ("RCRA"), or otherwise.
     c. Buyer intends to construct, among other improvements, a building to be utilized as a banking establishment (the "Intended Use").
6. SUITABILITY/DUE DILIGENCE. Buyer, using good faith, diligent efforts, will have sixty (60) days from the FINAL EXECUTION DATE to determine whether the Premises is suitable for its Intended Use.
     a. Buyer may, at its sole risk, cost and expense conduct or cause to be conducted such inspections and tests and/or environmental assessments of the Premises as Buyer deems appropriate, and in this connection, it or its designated agents may enter upon the Premises for purposes of such inspections and tests that may be deemed appropriate by Buyer or its agents. However, Buyer is not authorized to perform any invasive testing of any of the Premises without obtaining prior authorization from Seller as to the specific procedures which Buyer seeks to conduct, including the qualifications of the entity performing the tests. Buyer will restore or repair any damage caused, related to or arising out of Buyer's conducting of these tests. Buyer agrees to indemnify, hold harmless and, at Seller's option, defend Seller against any and all claims, actions, causes of action, expenses, costs, penalties and liabilities arising out of its inspection of the Premises or that of its employees, agents or contractors on the Premises, which indemnity will also include the payment of attorneys' fees and other costs. Prior to entry onto the Premises, Buyer will provide Seller with a certificate of insurance evidencing commercial liability coverage, including but not limited to contractual liability, in an amount not less than $1,000,000.00, with an insurance company reasonably acceptable to Seller.
     b. Seller, at its sole cost and expense, shall obtain and deliver to Buyer, within 30 days following FINAL EXECUTION DATE, a title insurance commitment from Commonwealth Land Title Insurance Company, and Buyer shall notify Seller in writing within 60 days following the FINAL EXECUTION DATE, of any defects in the title set forth in such commitment which would render title to the Premises unmarketable or uninsurable. If Seller, after using good faith efforts, is unable to cure the title objections, Buyer, at its election, may either (i) accept title as it is, subject to the right to deduct from the Purchase Price the amount of any liens of a definite amount, not to exceed $10,000, or (ii) terminate this Agreement. Upon termination, Buyer will receive its Deposit and both parties will be released from all liability and obligation under this Agreement, except for the specific indemnification provisions in Paragraphs 6(a) and 11. Buyer's failure to notify Seller within the 60 day period will be deemed approval by Buyer of the condition of title. Buyer may, at its sole cost and expense, proceed to obtain a title insurance policy.
     c. Other than the Federal Deposit Insurance Corporation ("FDIC") and
Office of the Comptroller of the Currency ("OCC") approvals described in paragraph 6(g) below, Buyer using good faith and diligent efforts, will obtain all necessary third party approvals for the development of the Premises, for its Intended Use during the sixty (60) day suitability/due diligence period.
     d. Buyer and Seller acknowledge that the Premises is presently burdened by a restriction within Seller's deed which prohibits use as a bank and that Seller will use reasonable, good faith efforts to obtain a termination and release of said restrictive covenant, during the sixty (60) day suitability/due diligence period.
     e. If Buyer determines that it does not desire to purchase the Premises, Buyer may, by giving written notice to Seller ("TERMINATION NOTICE"), terminate this Agreement. Said TERMINATION NOTICE must be received prior to 5:01 p.m. (Florida time)

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on or before the day next following the expiration of the sixty (60) day period provided for in this Paragraph or Buyer will be conclusively deemed to have irrevocably waived the right to terminate under this Paragraph 6(a) - (d) and to have accepted the Premises in its present "as is" condition. Upon receipt of such proper and timely TERMINATION NOTICE by Seller, the Initial Deposit will be returned to Buyer and neither party will have any obligation to the other except in accordance with Paragraph 11 below.
     f. If Buyer (i) fails to deliver the Termination Notice, (ii) determines that it does desire to purchase the Premises, or (iii) requires an additional time to determine whether the Premises is suitable for its intended use, then Buyer will deliver an additional $25,000.00 earnest money deposit ("Second Deposit") to Escrow Agent on or before sixty (60) days from the FINAL EXECUTION DATE and the Deposit shall thereafter be non-refundable, except in the event of Seller's failure to remedy Seller's default, in which case the Deposit shall be refundable to Buyer.
     g. If Buyer requires additional time beyond the sixty (60) days following the FINAL EXECUTION DATE, in order to obtain FDIC and OCC approval of the organization of Gulf Coast Community Bank ("Buyer's bank"), and provided Buyer has otherwise complied with the provisions of this Paragraph 6, Buyer agrees to deliver to Escrow Agent as additional, non-refundable (except in the case of an uncured Seller default) earnest money deposit to be credited against the Purchase Price at Closing, in the amount of $10,000.00 for each thirty (30) day extension required by Buyer, said extensions however, not to extend beyond January 30, 1998.
7.   CLOSING.
     a. The Closing hereunder will be through an escrow with the Escrow Agent, in accordance with this Agreement, and will take place within fifteen (15) days of receiving the FDIC and OCC approval but in any event no later than January 30, 1998 (the "CLOSING DATE"). On or before the CLOSING DATE, Seller will deposit a limited warranty deed with the Escrow Agent using the legal description by which Seller obtained title. If Closing does not occur prior to or on January 30, 1998, then either Buyer or Seller may terminate this Agreement by furnishing written notice to the other.
     b. All costs and expenses of Closing the purchase and sale of the Premises will be borne and paid at Closing unless otherwise stated herein, as follows:

         By Seller:        Seller's Attorneys' Fees           By Buyer:         Buyer's Attorneys' Fees
                           Recording Fees for Deed                              1/2 Escrow/Closing Fees
                           Broker's Commissions                                 Recording Fees for Covenants, if any
                           Title Commitment/Report                              Survey costs, if any
                           1/2 Escrow/Closing Fees                              Title Insurance Policy and Extended Coverage, if any
                                                                                State Transfer Taxes, if any

     c. Real Estate Taxes. Prior to or at Closing, Seller will pay all general real estate taxes and installments and any and all special assessments which are due and payable as of the CLOSING DATE. Real estate taxes on the Premises which accrue in the current year and installments of any and all special assessments due but not yet payable for the current year will be prorated to the CLOSING DATE. If on the CLOSING DATE the tax rate for such year has not been finally determined, proration will be made upon the basis of the tax rate for the preceding tax year applied to the last officially certified rate of valuation. The parties agree that such proration will be readjusted between the parties, outside of Closing, if necessary, based upon the final tax bill for the year in which Closing occurs.
8.   REMEDIES.
     a. In the event Buyer fails to comply with any or all of the obligations, covenants, warranties or agreements under this Agreement and such default is not cured within ten (10) days after receipt of notice (other than Buyer's failure to tender the Purchase Price on the date of Closing, a default for which no notice is required), then Seller, at its option, and as its sole and exclusive remedies, may either terminate this Agreement, whereupon the Deposit will be paid over to Seller by Escrow Agent and the parties will be released from any further liability hereunder except for the indemnification provisions of Paragraph 6(a) and 11 herein, or Seller may pursue specific performance to require Buyer to perform under this Agreement.
     b. In the event Seller fails to comply with any or all of the obligations, covenants, warranties or agreements under this Agreement, and such default is not cured within ten (10) days after receipt of notice, then Buyer, as its sole and exclusive remedy, may terminate this Agreement, in which event the Deposit will be refunded to Buyer and both parties will be released from any further liability hereunder except for the indemnification provisions of Paragraphs 6(a) and 11 herein.
     c. The failure of either party to act upon a default of the other in any of the terms, conditions or obligations under this Agreement will not be deemed a waiver of any subsequent breach or default under the terms, conditions or obligations hereof by such defaulting party.
9. NOTICES. All notices, demands and communications as provided herein will be served by certified United States mail, return receipt requested, available express mail carrier (such as Federal Express, Emery, Airborne, etc.), or facsimile capable of confirming receipt, to the following address or to such other address(es) as Seller and Buyer may advise each other in writing pursuant to this Paragraph.

Seller:  GMRI, Inc.                            Buyer:   Gulf Coast Bancorp, Inc.
         Attn:  Development Law Department              4055 Tamiami Trail
         1751 Directors Row                             Port Charlotte, Florida 33952
         Orlando, FL  32809                             Attn:  Lewis Albert
         Facsimile No. (407) 245-5380                   Facsimile  No:  (941) 625-1732

10. USE RESTRICTION. Buyer acknowledges that it is not acquiring any interest in any trademarks, service marks and/or trade names which have been used by Seller at the Premises. These covenants may be recorded in the deed.
11. BUYER'S INDEMNIFICATION. In the event that this Agreement is terminated by either Buyer or Seller prior to Closing, and notwithstanding the fact that such termination will release Buyer from its obligation to buy the Premises, nothing herein will be deemed to release Buyer from any liability arising out of or connected with Buyer's activities (or those of its employees, agents, or contractors) on the Premises including, but not limited to, its actions on the Premises while exercising its rights pursuant to Paragraph 6 hereof. This provision will survive Closing of the transaction herein contemplated and the delivery of the deed.
12.  BROKERS. Seller will pay the commission of Prudential
Village Realty Place (Agent - Dick Ford) ("Broker") at Closing. Buyer and Seller mutually represent and warrant that Broker is the only broker, agent or finder involved in this transaction or entitled to a broker's commission or finder's fee. If any other person or entity claims a broker's commission or finder's fee due to interaction with Buyer or Seller, the party under whom the claim arises will hold the other harmless from and indemnify the other against all resulting costs (including attorney's fees).
13.  MISCELLANEOUS PROVISIONS.
     a. This Agreement is the entire agreement and incorporates all prior agreements. It may be amended only in writing signed by both parties. It will be interpreted under the laws of the state in which the Property is located. It is binding on the heirs, personal representatives, successors and assigns of the parties. "Days" means calendar days unless otherwise stated.
     b. If any provision contained in this Agreement is held to be invalid, illegal or unenforceable in any respect, the remainder of this Agreement (or the application of such term, provision or condition to persons or circumstances other than those in respect of which it is

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invalid, illegal or unenforceable) will not be affected thereby, and each and every other term, provision and condition of this Agreement will be deemed valid, legal and enforceable.
     c. All parties hereto pledge their diligent efforts to act in a timely and reasonable manner to consummate the transaction herein contemplated.
     d. This Agreement may be executed in multiple originals or counterparts, each of which will be an original and, when all of the parties to this Agreement have signed at least one (1) copy, such copies together will constitute a fully executed and binding Agreement.
     e. No representation, warranty, or recommendation is made by Seller or its agents, employees or attorneys regarding the legal sufficiency, legal effect, or tax consequences of this Agreement or the transaction, and each signatory is advised to submit this Agreement to his/her attorney before signing it.
     f. Timely performance by Buyer is of the essence in this Agreement.
     g. This Agreement will not be recorded in part or in whole by either party hereto.




IN WITNESS Whereof, the parties have executed this Agreement as of the day and year first above written.


         GMRI, INC.                                                    GULF COAST BANCORP, INC.
         (Seller)                                                      (Buyer)

         BY:                                                           BY:
                  Mark A. Jones, Vice President                        TITLE:

         DATE:                                                         DATE:



EXHIBITS:         A        -        Legal Description of Premises


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                                   EXHIBIT "A"

                         (LEGAL DESCRIPTION OF PREMISES)

LOT 3, PORT CHARLOTTE RETAIL CENTER, ACCORDING TO THE PLAT THEREOF ON FILE IN THE OFFICE OF THE CLERK OF CIRCUIT COURT IN AND FOR CHARLOTTE COUNTY, FLORIDA RECORDED IN PLAT BOOK 17, PAGE 3A THROUGH 3C; SAID LANDS SITUATE, LYING AND BEING IN CHARLOTTE COUNTY, FLORIDA.